FOR IMMEDIATE RELEASE                                            SCOTT J. DUNCAN
                                                                 FX Energy, Inc.
March 3, 2005                                     3006 Highland Drive, Suite 206
                                                      Salt Lake City, Utah 84106
                                               (801) 486-5555 Fax (801) 486-5575
                                                                www.fxenergy.com

                FX Energy Reports Test Results on Rusocin-1 Well
                          Updates Operations in Poland

Salt Lake City, March 3, 2005 - FX Energy, Inc. (Nasdaq: FXEN) today reported that testing of the Rusocin-1 well is complete. FX Energy and the Polish Oil and Gas Company ("POGC") have jointly determined that the well is capable of commercial production. Currently work on the well is suspended until further seismic and drilling have been carried out and the size of the accumulation and optimal scope of development and infrastructure have been determined.

The Rusocin-1 well is the first well engineered in Poland specifically to test the "pinch-out" play. It is also the first time seismic was successful in mapping the presence of not only the reservoir sand but also the gas saturation of the reservoir.

The Sroda-4 well is currently re-drilling in the anhydrite section at a depth of 3,350 meters. The Company expects to set casing at approximately 3,550 meters and then drill into the Rotliegendes reservoir.

FX Energy and POGC have approved drilling the Lugi well as the next test of the pinchout play. The location has been approved and verified by surveyors and formal procedures leading to contract tender will begin next week. The well is expected to spud in a June/July timeframe.

FX Energy and POGC have approved a 550 km 2-D seismic acquisition program for Fences I and II. Field work is expected to begin in mid-March. Approximately 250 km of the seismic is planned to provide better definition of pinchout drilling targets along the Wolsztyn High where the successful Rusocin-1 well was recently completed. The remaining 300 km will cover two structural targets in Fences I and three structural targets in Fences II.

The Polish Oil and Gas Company owns a 51% interest and operates both the Sroda-4 and Rusocin-1 wells and FX Energy owns 49%.

FX Energy holds interests in four project areas in Poland:

o The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest except for approximately 45,000 acres around the Zaniemysl-3 well where FX holds 24.5%, CalEnergy holds 24.5% and POGC holds 51%.

o The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

o The Fences III project area covers approximately 770,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

o The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds an 82% interest and is the operator; POGC holds an 18% interest.

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For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's SEC reports or visit FX Energy's website at www.fxenergy.com.

This release contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's other SEC reports.